EXHIBIT 99.1

CONTACT:
Brian Shipman
Group Vice President, Investor Relations
+1 203 316 6537
investor.relations@gartner.com

Gartner Reports Financial Results for Third Quarter 2014

Contract Value Increased 14% YOY FX Neutral to $1.5 Billion

Revenue Increased 15% YOY to $471 Million

STAMFORD, Conn., November 6, 2014 — Gartner, Inc. (NYSE: IT), the leading provider of research and analysis on the global information technology industry, today reported results for third quarter 2014 and updated its outlook for full year 2014 revenues, EPS, Normalized EBITDA, and cash flows.

Total revenue was $470.9 million for third quarter 2014, an increase of 15% on a reported basis compared to third quarter 2013. Revenues increased 14% excluding the impact of foreign exchange. Net income was $33.8 million in the third quarter of 2014 compared to $38.2 million in the third quarter of 2013, while Normalized EBITDA was $74.7 million, essentially unchanged as compared to third quarter 2013. Diluted earnings per share was $0.38 in third quarter 2014 compared to $0.40 in third quarter 2013. Diluted Earnings Per Share Excluding Acquisition Adjustments was $0.44 per share for third quarter 2014 and $0.41 per share for third quarter 2013. (See “Non-GAAP Financial Measures” below for a discussion of Normalized EBITDA and Diluted Earnings Per Share Excluding Acquisition Adjustments).

For the nine months ended September 30, 2014, total revenue was $1,437.5 million, an increase of 14% over the same period in 2013. The impact of foreign exchange was not significant. Net income increased 3%, to $124.6 million, while Normalized EBITDA was $264.8 million, an increase of 10% compared to 2013. Diluted earnings per share for the nine month period was $1.37 in 2014 compared to $1.28 in 2013. Diluted Earnings Per Share Excluding Acquisition Adjustments was $1.52 per share and $1.31 per share for the nine months ended September 30, 2014 and 2013, respectively.

Gene Hall, Gartner’s chief executive officer, commented, “Contract value accelerated and total revenue growth remained strong in the third quarter, putting the company in a solid position to deliver double digit revenue and earnings growth for the full year. This performance continues our trend of consistent double digit growth in our key financial metrics. We remain confident about our market opportunity and growth potential over the long term."

Business Segment Highlights

Research

Revenue for third quarter 2014 was $365.3 million, up 15% compared to third quarter 2013, while the impact of foreign exchange was not significant. The gross contribution margin was 69% in third quarter 2014 and 70% in third quarter 2013. Contract value was $1,485.8 million at September 30, 2014, up 12% compared to September 30, 2013 on a reported basis and 14% excluding the impact of foreign exchange.

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Enterprise level client retention was 84% and 83% for third quarter 2014 and 2013, respectively. Enterprise level wallet retention was 105% and 104% for third quarter 2014 and 2013, respectively.

Consulting

Revenue for third quarter 2014 was $82.3 million, an increase of 17% compared to third quarter 2013, due to stronger results across all of our Consulting businesses. The impact of foreign exchange was not significant. The gross contribution margin for both third quarter 2014 and 2013 was 30%. Consultant utilization was 65% and 58% for third quarter 2014 and 2013, respectively, while billable headcount was 534 at September 30, 2014 compared to 516 at September 30, 2013. Backlog was $111.9 million at September 30, 2014, a 16% increase compared to September 30, 2013.

Events

Third quarter 2014 revenue was $23.3 million, a decrease of (3)% compared to third quarter 2013 due to timing. Excluding the foreign exchange impact, revenues declined (2)%. We held 12 events in the third quarter of 2014 compared to 16 events in the third quarter of 2013 as 4 events held in the third quarter of 2013 were held in a different quarter in 2014. We had 5,606 attendees in the third quarter of 2014 compared to 6,353 attendees in the third quarter of 2013. The gross contribution margin was 30% in both third quarter of 2014 and 2013.

Cash Flow and Balance Sheet Highlights

Gartner generated operating cash flow of $275.6 million in the nine months ended September 30, 2014 compared to $242.1 million in the same period of 2013, a 14% increase. Additions to property, equipment and leasehold improvements (“Capital Expenditures”) were $25.5 million in the nine months ended September 30, 2014. The Company had $341.2 million of cash at September 30, 2014 and $366.6 million of available borrowing capacity on its revolver facility. Through September 30, 2014, the Company has used $387.1 million of cash to repurchase common shares and $107.5 million of cash paid at close for three acquisitions completed earlier in the year.

Financial Outlook for 2014

The Company updated its full year 2014 projections for revenues, EPS, Normalized EBITDA, and cash flows. The updated full year projections follow:

 Projected Revenue

($ in millions)	2014 Projected			% Change
Research	$1,450	—	$1,460	14%	—	15%
Consulting	335	—	345	7	—	10
Events	220	—	225	11	—	13
Total Revenue	$2,005	—	$2,030	12%	—	14%

Projected Earnings and Cash Flow (1)

($ in millions, except per share data)	2014 Projected			% Change
GAAP Diluted Earnings Per Share	$2.05	—	$2.14	6%	—	11%
Diluted Earnings Per Share Excluding Acquisition Adjustments	2.26	—	2.35	15	—	19
Normalized EBITDA	385	—	400	11	—	16

Operating Cash Flow	341	—	358	8	—	13
Capital Expenditures	(36)	—	(38)	(1)		4
Free Cash Flow	$305	—	$320	9%	—	14%
(1) See “Non-GAAP Financial Measures” below for descriptions of Diluted Earnings Per Share Excluding Acquisition Adjustments, Normalized EBITDA, and Free Cash Flow.

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Conference Call Information

Gartner has scheduled a conference call at 8:30 a.m. eastern time on Thursday, November 6, 2014, to discuss the Company’s financial results. The conference call will be available via the Internet by accessing the Company’s website at http://investor.gartner.com or by dial-in. The U.S. dial-in number is 888-713-4218, the international dial-in number is 617-213-4870 and the participant passcode is 64249266. The question and answer session of the conference call will be open to investors and analysts only. A replay of the webcast will be available for 90 days following the call.

About Gartner

Gartner, Inc. (NYSE: IT) is the world’s leading information technology research and advisory company. We deliver the technology-related insight necessary for our clients to make the right decisions, every day. From CIOs and senior IT leaders in corporations and government agencies, to business leaders in high-tech and telecom enterprises and professional services firms, to technology investors, we are the valuable partner to clients in 9,279 distinct enterprises. Through the resources of Gartner Research, Consulting and Events, we work with clients to research, analyze and interpret the business of IT within the context of their individual roles. Gartner is headquartered in Stamford, Connecticut, U.S.A., and as of September 30, 2014, had 6,590 associates, including 1,545 research analysts and consultants, and clients in 85 countries. For more information, visit www.gartner.com.

Non-GAAP Financial Measures

Normalized EBITDA: Represents operating income excluding depreciation, accretion on obligations related to excess facilities, amortization, stock-based compensation expense, and acquisition and integration charges. We believe Normalized EBITDA is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results. Investors are cautioned that Normalized EBITDA is not a financial measure defined under generally accepted accounting principles and as a result is considered a non-GAAP financial measure. We provide this measure to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Normalized EBITDA should not be construed as an alternative to any other measure of performance determined in accordance with generally accepted accounting principles.

Diluted Earnings Per Share Excluding Acquisition Adjustments: Represents GAAP diluted earnings per share adjusted for the per share impact of certain items directly related to acquisitions, net of tax effect. The adjustments consist of amortization of identifiable intangibles, non-recurring acquisition and integration charges such as legal, consulting, retention, severance and other costs, and non-cash fair value adjustments on pre-acquisition deferred revenues. We believe Diluted Earnings Per Share Excluding Acquisition Adjustments is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.

Free Cash Flow: Represents cash provided by operating activities plus cash acquisition and integration payments less Capital Expenditures. We believe that Free Cash Flow is an important measure of the recurring cash generated by the Company’s core operations that is available to be used to repurchase stock, repay debt obligations and invest in future growth through new business development activities or acquisitions.

Safe Harbor Statement

Statements contained in this press release regarding the Company’s growth and prospects, projected 2014 financial results and all other statements in this release other than recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, the following: our ability to maintain and expand our products and services; our ability to expand or retain our customer base; our ability to grow or sustain revenue from individual customers; our ability to attract and retain a professional staff of research analysts and consultants as well as experienced sales personnel upon whom we are dependent; our ability to achieve and effectively manage growth, including our ability to integrate acquisitions and consummate future acquisitions; our ability to pay our debt; our ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; our ability to carry out our strategic initiatives and manage associated costs; our ability to successfully compete with existing competitors and potential new competitors; our ability to enforce or protect our intellectual property rights; additional

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risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on our businesses and operations; general economic conditions; risks associated with the creditworthiness and budget cuts of governments and agencies; and other factors described under “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2013 which can be found on Gartner’s website at www.investor.gartner.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

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GARTNER, INC.

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013		2014	2013
Revenues:
Research	$365,334	$316,518	15%	$1,071,943	$938,082	14%
Consulting	82,300	70,149	17	260,059	228,710	14
Events	23,306	24,038	(3)	105,460	96,714	9
Total revenues	470,940	410,705	15	1,437,462	1,263,506	14
Costs and expenses:
Cost of services and product development	188,059	161,735	16	562,058	503,376	12
Selling, general and administrative	217,025	181,546	20	640,179	547,653	17
Depreciation	7,945	7,258	9	23,125	21,375	8
Amortization of intangibles	2,505	1,351	85	5,763	4,089	41
Acquisition and integration charges	6,015	72	>100	16,015	278	>100
Total costs and expenses	421,549	351,962	20	1,247,140	1,076,771	16
Operating income	49,391	58,743	(16)	190,322	186,735	2
Interest expense, net	(2,656)	(2,124)	25	(7,586)	(6,704)	13
Other (expense) income, net	(287)	5	>100	(341)	(64)	>100
Income before income taxes	46,448	56,624	(18)	182,395	179,967	1
Provision for income taxes	12,602	18,430	(32)	57,773	58,584	(1)
Net income	$33,846	$38,194	(11)%	$124,622	$121,383	3%

Earnings per common share:
Basic	$0.38	$0.41	(7)%	$1.39	$1.30	7%
Diluted	$0.38	$0.40	(5)%	$1.37	$1.28	7%

Weighted average shares outstanding:
Basic	88,513	92,689	(5)%	89,901	93,286	(4)%
Diluted	89,708	94,355	(5)%	91,273	95,100	(4)%

BUSINESS SEGMENT DATA

(Unaudited; in thousands)

	Revenue	Direct Expense	Gross Contribution	Contribution Margin
Three Months Ended September 30, 2014
Research	$365,334	$114,221	$251,113	69%
Consulting	82,300	57,526	24,774	30%
Events	23,306	16,360	6,946	30%
TOTAL	$470,940	$188,107	$282,833	60%

Three Months Ended September 30, 2013
Research	$316,518	$96,189	$220,329	70%
Consulting	70,149	49,035	21,114	30%
Events	24,038	16,943	7,095	30%
TOTAL	$410,705	$162,167	$248,538	61%

Nine Months Ended September 30, 2014
Research	$1,071,943	$326,466	$745,477	70%
Consulting	260,059	168,712	91,347	35%
Events	105,460	61,319	44,141	42%
TOTAL	$1,437,462	$556,497	$880,965	61%

Nine Months Ended September 30, 2013
Research	$938,082	$289,128	$648,954	69%
Consulting	228,710	151,874	76,836	34%
Events	96,714	59,396	37,318	39%
TOTAL	$1,263,506	$500,398	$763,108	60%

SELECTED STATISTICAL DATA

	September 30, 2014	September 30, 2013
Research contract value (a)	$1,485,832	$1,326,733
Research client retention - enterprise level (b)	84%	83%
Research client retention - organization level (b)	83%	82%
Research wallet retention - enterprise level (b)	105%	104%
Research wallet retention - organization level (b)	100%	97%
Research client organizations	14,309	13,422
Research client enterprises	9,279	8,541

Consulting backlog (a)	$111,926	$96,509
Consulting—quarterly utilization	65%	58%
Consulting billable headcount	534	516
Consulting—average annualized revenue per billable headcount (a)	$423	$374

Events—number of events for the quarter	12	16
Events—attendees for the quarter	5,606	6,353
 (a) Dollars in thousands.
 (b) We define an enterprise as a single company or customer. We define an organization as a buying center within an enterprise, such as a location or department. A single enterprise may have multiple organizations.

SUPPLEMENTAL INFORMATION (unaudited; in thousands, except per share amounts)

Reconciliation - Operating income to Normalized EBITDA (a):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income	$33,846	$38,194	$124,622	$121,383
Interest expense, net	2,656	2,124	7,586	6,704
Other expense (income), net	287	(5)	341	64
Tax provision	12,602	18,430	57,773	58,584
Operating income	$49,391	$58,743	$190,322	$186,735
Normalizing adjustments:
Stock-based compensation expense (b)	8,808	7,475	29,425	27,049
Depreciation, accretion, and amortization (c)	10,487	8,643	29,001	25,586
Acquisition and integration charges (d)	6,015	72	16,015	536
Normalized EBITDA	$74,701	$74,933	$264,763	$239,906

(a) Normalized EBITDA is based on GAAP operating income adjusted for certain normalizing adjustments.
(b) Consists of charges for stock-based compensation awards.
(c) Includes depreciation expense, accretion on excess facilities accruals, and amortization of intangibles.
(d) Consists of directly-related incremental expenses from acquisitions.

Reconciliation - Diluted Earnings Per Share to Diluted Earnings Per Share Excluding Acquisition Adjustments (a):

	Three Months Ended September 30,
	2014		2013
	After-tax Amount	EPS	After-tax Amount	EPS
Diluted earnings per share	$33,846	$0.38	$38,194	$0.40
Acquisition adjustments, net of tax effect (b):
Amortization of acquired intangibles (c)	1,633	0.02	857	0.01
Acquisition and integration charges (d)	3,849	0.04	48	—
Diluted earnings per share excluding acquisition adjustments (e)	$39,328	$0.44	$39,099	$0.41

	Nine Months Ended September 30,
	2014		2013
	After-tax Amount	EPS	After-tax Amount	EPS
Diluted earnings per share	$124,622	$1.37	$121,383	$1.28
Acquisition adjustments, net of tax effect (b):
Amortization of acquired intangibles (c)	3,710	0.04	2,605	0.03
Acquisition and integration charges (d)	10,594	0.11	362	—
Diluted earnings per share excluding acquisition adjustments (e)	$138,926	$1.52	$124,350	$1.31

(a)
Diluted earnings per share excluding acquisition adjustments represents GAAP diluted earnings per share adjusted for the per share impact of certain items directly-related to acquisitions, net of tax effect.

(b)
The effective tax rates used for the adjustments were 36% and 34% for the three and nine months ended September 30, 2014, respectively, and 33% and 32% for the three and nine months ended September 30, 2013, respectively.

(c)	Consists of non-cash amortization charges related to acquired intangibles.

(d)	Consists of directly-related incremental expenses from acquisitions.

(e)
The EPS is calculated based on 89.7 million and 91.3 million shares for the three and nine months ended September 30, 2014, respectively, and 94.4 million and 95.1 million shares for the three and nine months ended September 30, 2013, respectively.